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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549


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                                    FORM 8-K

                                 Current Report
                                  Pursuant to
                            Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

      Date of Report (date of Earliest Event Reported): November 25, 1997
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                           SIGHT RESOURCE CORPORATION
               (Exact name of Registrant as specified in charter)

            Delaware                       1-1196                ###-##-####
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(State or other jurisdiction of  (Commission file number)     (I.R.S. Employer
         incorporation)                                      Identification No.)

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            100 Jeffrey Avenue, Holliston, MA                 01746
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         (Address of Principal Executive Offices)           (Zip Code)



                                 (508) 429-6916
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               Registrant's Telephone number, including area code



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ITEM 5. OTHER EVENTS
On November 25, 1997, Sight Resource Corporation (the "Registrant") completed the closing under the Series B Convertible Preferred Stock ("Series B") Purchase Agreement by and between the Registrant and Carlyle Venture Partners, L.P., C/S Venture Investors, L.P., Carlyle U.S. Venture Partners, L.P. and Carlyle Venture Coinvestment, L.L.C. (collectively the "Purchasers"), dated October 9, 1997, pursuant to which the Registrant issued to the Purchasers an aggregate of 1,452,119 shares of Series B Convertible Preferred Stock as well as Class I and Class II Warrants for a purchase price of $5,082,417. The following is a description of material facts related to the transaction:

- The Class I (Mirror) Warrants entitle the Purchasers to purchase an amount of shares of the Registrant's Common Stock, par value $.01 per share (the "Common Stock"), equal to an aggregate of up to 19.9% (presently 842,294 shares) of the shares of Common Stock purchasable under the Registrant's outstanding warrants and options on the same terms and conditions of existing warrant and option holders. The Purchasers are obligated to exercise these warrants at the same time the options and warrants of existing holders are exercised, subject to certain limitations.

- The Class II Warrants entitle the Purchasers to purchase an aggregate of 290,424 shares of the Registrant's Common Stock at an exercise price of $7.00 for a term of five years.

- If the Registrant proposes to sell any shares of its Common Stock in the future, other than in certain permitted circumstances, the Purchasers shall be entitled to preemptive rights to purchase an amount of shares of such sale or issuance which would enable the Purchasers to maintain the same proportionate percentage of ownership as was held by the Purchasers immediately prior to such issuance or sale, calculated as if the Series B had been converted and the Class II Warrants had been exercised.

- The Purchasers are entitled to "shelf" registration rights and "piggyback" registration rights with respect to the shares of Common Stock underlying the Series B, the Class I Warrants and the Class II Warrants.

- The Registrant is required to hire, as soon as practical, an individual reasonably satisfactory to it and the Purchasers to become the Registrant's new President.

- Each share of Series B is convertible into one share of Common Stock, subject to adjustment, at the Purchaser's option at any time and at the Registrant's option if the average price per share of Common Stock during any period of thirty consecutive trading days equals or exceeds $7.00 at any time during the first three years or $9.00 at any time thereafter.

- The holders of the Series B have the right to appoint one director to the Registrant's Board of Directors immediately and a second director at the Registrant's 1998 Annual Meeting of Stockholders. In connection with the closing of this transaction, the holders appointed Richard Darman to the Board of Directors of the Registrant.

- Upon a change of control of the Registrant, defined as (i) a change in any person or group obtaining a majority of the securities ordinarily having the right to vote in an election of Directors; (ii) during any two year period, the individuals who at the beginning of the period constituted the Registrant's Board of Directors no longer constitute a majority of the Board of Directors; (iii) any merger, consolidation, recapitalization, reorganization, dissolution or





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     liquidation of the Registrant which results in the current stockholders no longer owning more than 50% of the voting securities of the Registrant;
     (iv) any sale, lease, exchange or other transfer of all, or substantially all, of the assets of the Registrant; or (v) the adoption of a plan leading to the liquidation or dissolution of the Registrant, at the option of the Purchasers, the Registrant would have to redeem the Series B at a price of 105% of the offering price, subject to certain adjustments, plus accrued and unpaid dividends.

- The Registrant filed a Certificate of Designation, Preferences and Rights to designate the Series B and to provide its rights and terms.

- The Registrant amended the Rights Agreement between it and American Stock Transfer & Trust Company, dated as of May 15, 1997, to revise the definition of "Acquiring Person" contained therein to permit the sale of the Series B to the Purchasers.

The Registrant presently intends to use the net proceeds to implement its plan for consolidating primary eye care centers.




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ITEM 7.  EXHIBITS

EXHIBIT NUMBER                      TITLE
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4.1                                 Certificate of Designation, Preferences, and
                                    Rights of Series B Convertible Preferred
                                    Stock of Sight Resource Corporation

4.2 Form of Class I (Mirror) Warrant to Purchase Shares of Common Stock, Par Value $0.01 per Share, of Sight Resource Corporation

4.3 Form of Class II Warrant to Purchase up to 290,424 Shares of Common Stock, Par Value $0.01 per Share, of Sight Resource Corporation

4.4                                 Amendment to Rights Agreement

10.1                                Series B Convertible Preferred Stock
                                    Purchase Agreement

99.1 News Release regarding Series B Convertible Preferred Stock Purchase Agreement






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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                      SIGHT RESOURCE CORPORATION



Date: December 8, 1997                                        /s/ ALAN MACDONALD
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                                      Alan MacDonald,Vice President of Finance &
                        Administration (principal financial and chief accounting
                                                                        officer)